ANALYST PRESENTATION February 7, 2017 Paul B. Murphy, Jr. Chairman and CEO Investor Presentation February 2020 Exhibit 99.1

Disclaimers This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current views with respect to, among other things, future events and our results of operations, financial condition and financial performance. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. Such factors include, without limitation, the “Risk Factors” referenced in our Registration Statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on May 21, 2018, and our Registration Statement on Form S-4 filed with the SEC on July 20, 2018, other risks and uncertainties listed from time to time in our reports and documents filed with the SEC, including our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, and the following factors: business and economic conditions generally and in the financial services industry, nationally and within our current and future geographic market areas; economic, market, operational, liquidity, credit and interest rate risks associated with our business; deteriorating asset quality and higher loan charge-offs; the laws and regulations applicable to our business; our ability to achieve organic loan and deposit growth and the composition of such growth; increased competition in the financial services industry, nationally, regionally or locally; our ability to maintain our historical earnings trends; our ability to raise additional capital to implement our business plan; material weaknesses in our internal control over financial reporting; systems failures or interruptions involving our information technology and telecommunications systems or third-party servicers; the composition of our management team and our ability to attract and retain key personnel; the fiscal position of the U.S. federal government and the soundness of other financial institutions; the composition of our loan portfolio, including the identity of our borrowers and the concentration of loans in energy-related industries and in our specialized industries; the portion of our loan portfolio that is comprised of participations and shared national credits; the amount of nonperforming and classified assets we hold; the possibility that the anticipated benefits of the merger with State Bank are not realized when expected or at all, including as a result of the impact of, or problems arising from, the integration of the two companies or as a result of the strength of the economy and competitive factors in the areas where Cadence and State Bank do business. Cadence can give no assurance that any goal or plan or expectation set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements. The forward-looking statements are made as of the date of this communication, and Cadence does not intend, and assumes no obligation, to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. Certain of the financial measures and ratios we present, including “efficiency ratio,” “adjusted efficiency ratio,” “adjusted noninterest expenses,” “adjusted operating revenue,” “tangible common equity ratio,” “tangible book value per share” and “return on average tangible common equity”, “adjusted return on average tangible common equity”. “adjusted return on average assets”, “adjusted diluted earnings per share” and “pre-tax, pre-provision net earnings,” are supplemental measures that are not required by, or are not presented in accordance with, U.S. generally accepted accounting principles (GAAP). We refer to these financial measures and ratios as “non-GAAP financial measures.” We consider the use of select non-GAAP financial measures and ratios to be useful for financial and operational decision making and useful in evaluating period-to-period comparisons. We believe that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenditures or assets that we believe are not indicative of our primary business operating results or by presenting certain metrics on a fully taxable equivalent basis. We believe that management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, analyzing and comparing past, present and future periods. These non-GAAP financial measures should not be considered a substitute for financial information presented in accordance with GAAP and you should not rely on non-GAAP financial measures alone as measures of our performance. The non-GAAP financial measures we present may differ from non-GAAP financial measures used by our peers or other companies. We compensate for these limitations by providing the equivalent GAAP measures whenever we present the non-GAAP financial measures and by including a reconciliation of the impact of the components adjusted for in the non-GAAP financial measure so that both measures and the individual components may be considered when analyzing our performance. A reconciliation of non-GAAP financial measures to the comparable GAAP financial measures is included in the Appendix.

The Cadence Value Proposition Key Investment Highlights Well Positioned in Attractive Markets in Texas and the Southeast Proven Business Model Focused on Client Relationships, High Touch and Personal Service Growth Driven by Middle Market C&I focus, with continued expansion in Houston, Atlanta, and Dallas. Mid-Sized Bank with Large Bank Skill Set and Talent Disciplined Underwriting and Well Established Risk Management Framework Attractive Run-Rate Core Profitability and Return Profile Respected Veteran Management Team and Board of Directors Growth Loan and deposit growth of 16-17% compound annual rate for the 5-year period from 2014 to 2019 while continuing to maintain disciplined asset quality alongside the company’s growth Targeting 2020 organic loan growth of 3-5% due to intentional moderation and deposit growth in mid-single digits State Bank acquisition continues to enhance leading regional banking franchise with almost $18 billion in assets Net Interest Margin Attractive net interest margin at 3.89% on $16.4 billion of earning assets for 4Q19 Consistent annual increases in pre-tax, pre-provision revenue driven by asset growth and meaningful NIM $4 billion collar hedge protects margin with declining interest rates: in a -100bp interest rate scenario, net interest income is modeled to increase 1.65% Operating Leverage Since 2014, the efficiency ratio has dropped from 74.3% to 48.6% in 2019 (on an “Adjusted” basis) due to expense discipline and full realization of State Bank anticipated savings We expect to continue to realize additional economies of scale in our operating platform and anticipate 2020 adjusted efficiency ratio in the low 50s as adjusted expenses increase very modestly, in the low single digit range, over the fourth quarter 2019 run-rate Capital Maintain strong capital ratios providing optionality to support organic growth, acquisitions or continued capital return, including expectations for minimal impact from CECL in 1Q20 at less than 10 bp of total capital Quarterly dividend $0.175/share; $50 million share buyback authorization; $79 million of share buybacks in 2019 Tangible book value per share of $14.65 at December 31, 2019, up 8% from the prior year

Historical Financial Performance 44% 62% 74% 17% 26% 74% 80% 84% 20% 16% 92% 8% 96% 4% “CAGR” represents the compounded annual growth rate for the 5-year period from 2014 to 2019 (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix 2014 2015 2016 2017 2018 2019 4.06% 3.29% 3.30% 3.57% 3.61% 4.00% Net Interest Margin (%) CAGR: 16% CAGR: 17% CAGR: 19% CAGR: 36% CAGR: (8)% CAGR: 19%

Net Income ($mm) Key Profitability Metrics Earnings Per Share Return on Tangible Equity Return on Average Assets (1) “Adjusted” figures are considered non-GAAP financial measures. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. GAAP Reporting Basis Adjusted ("Non-GAAP")(1)

Executive Management Team – Proven & Experienced

	Executive Officers	Previous Experience
	**Paul B. Murphy, Jr.** Chairman and CEO	▪ Co-Founder and former CEO of Amegy Bank – Grew Amegy Bank from 1 location / $75mm in assets in 1990 to 85 locations / $11bn in assets by 2010 – Generated a 36x return and 16 year IRR of 25%+ for initial investors when sold to Zions in 2005 ▪ Spent 9 years at Allied Bank of Texas/First Interstate
	**Samuel M. Tortorici** President	▪ CEO of Regions Bank C&I business – Oversaw ~$40bn of loans and deposits generating over $1bn in revenue. Led 500 bankers across 16 states – Over 12 years In the Atlanta market, integrated one whole bank acquisition and grew business services, wealth, retail and specialized industries
	**Valerie C. Toalson** Chief Financial Officer	▪ CFO of BankAtlantic Bancorp (7 years) ▪ 13 years at Bank of Oklahoma in various senior roles including Controller, Credit Services and Chief Auditor ▪ Financial Services Audit Manager at Price Waterhouse
	**Hank Holmes** EVP Business Services	▪ President of Cadence Bank ▪ Former Director of Special Assets, Private Banking and Commercial Real Estate divisions at Amegy Bank Texas ▪ Spent 18 years at Amegy; 10 years on Executive Management Team
	**Randy Schultz** EVP Specialized Industries	▪ Founder and managing director of Regions Bank's Restaurant Banking Group (RRB) ▪ Managing Director of Bank of America's Restaurant and Beverage Finance Group (RBFG) – Grew portfolio from $300mm in assets to over $7bn
	**David F. Black** EVP Chief Risk Officer	▪ Chief Credit Officer and Executive Vice President of State Bank ▪ Director of Corporate Strategy at First Horizon National Corporation and held various leadership roles at Wachovia, Wells Fargo and SunTrust
	**Sheila E. Ray** EVP Chief Talent Officer	▪ CFO, COO, Corporate Secretary and EVP at State Bank ▪ CFO and COO at Eagle Bancshares, acquired by RBC ▪ Director of Information Services, Operations and Administrative Services at First National, acquired by Regions

6

Cadence Bank, N.A. Member FDIC

Veteran Board of Directors – Active & Engaged Precious W. Owodunni Virginia A. Hepner J. Thomas Wiley, Jr. Marc J. Shapiro Scott M. Stuart J. Richard Fredericks William B. Harrison, Jr. Joseph W. Evans Paul B. Murphy, Jr. President of Mountaintop Consulting, LLC Former President and CEO of the Woodruff Arts Center and retired EVP of Wachovia Bank Former Director, Vice Chairman, and Chief Executive Officer of State Bank Financial Co-Founder and Managing Partner of Sageview Capital LP Founding Partner and Managing Director at Main Management, LLC Lead Outside Director of Cadence Bancorporation, Retired CEO of JPMorgan Chase & Co. Vice Chairman of Cadence Bancorporation, Former Chairman of State Bank Financial Chairman and CEO Officer of Cadence Bancorporation Kathy Waller Former Chief Financial Officer and President, Enabling Services of The Coca-Cola Company Retired Non-Executive Chairman of JPMorgan Chase & Co.’s Texas operations Diversified…..Devoted…..Experienced

Cadence History - A Franchise Evolved

FORMATION
2009 – Oct. 2010
Cadence Bancorp, LLC
- Board of Directors and management team formed
- Buy/recap distressed banks in need of capital and mgt.
- $1bn committed capital raise

RETURN OF CAPITAL - LLC
Nov. 2017 – Sep. 2018
- April 2017 IPO provided access to public markets
- Three marketed follow-on offerings totaling $1.1b
- Two block trades totaling $688mm and final share distribution by LLC

Merger History

March 2011
CADENCE
Cadence Bank, N.A.
- Starkville, MS-based
- $1.5bn in assets
- 38 branches
- 126-yr history

April 2011
SUPERIOR BANK
Superior Bank, N.A.
- Birmingham, AL-based
- $2.6bn in assets
- 73 branches
- 54-yr history
- FDIC Loss Share Agreement

July 2012
ENCOREBANK
Encore Bank, N.A.
- Houston, TX-based
- $1.6bn in assets
- 12 branches
- Linscomb & Williams
- Encore Trust
- Town & Country Insurance

January 2019
STATE BANK
Financial Corporation
- Atlanta, GA-based
- $4.9bn in assets
- 32 branches
- Founded in 2005

Recruit Teams / Organic Growth

September 2011
- Added a 16 person C&I team in Houston

December 2011
- Added a 6 person Specialized Industries lending team including Healthcare and Restaurant

August 2012
Tampa
- Commercial Banking
- Business Banking
- Treasury Management

CADE
LISTED
NYSE
April 2017
- $173mm Initial Public Offering

2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Capital Raise		M&A / Recruit Talent		Growth & Operating Leverage					



Cadence Branch (66)
State Bank Branch (32)
Cadence LPO / Trust Office

($ in millions)	2013	2014	2015	2016	2017	2018	2019
Assets	$6,453	$7,945	$8,812	$9,531	$10,949	$12,730	$17,785
Loans	$4,859	$6,193	$6,917	$7,433	$8,253	$10,054	$12,984
Acquired	$1,466	$1,073	$730	$554	$458	$550	$3,043
Originated	$3,394	$5,120	$6,186	$6,879	$7,795	$9,504	$9,941
Deposits	$5,347	$6,580	$6,987	$8,017	$9,011	$10,709	$14,743
Branches	99	81	66	66	65	66	98
FTEs	1,373	1,344	1,218	1,193	1,205	1,170	1,800

8
Cadence Bank, N.A. Member FDIC

Cadence by the Numbers 98 Branch Locations across six states Over 295,000 individual business and consumer clients 4th Largest bank in Georgia3 Largest bank in Atlanta3 4th 72nd Largest bank in U.S. Largest Bank Holding Company w/ HQ in Texas 6th In Total Assets $17.8 Billion In Loans $13.0 Billion In Deposits $14.7 Billion Number of Associates >1,800 Community Investment1 >$139MM In Service Hours2 7,593 Source: S&P Global and Company reports. Bank ranking based on FDIC deposit data as of June 30, 2019 and proforma current pending acquisitions. Bank holding company ranking based on total assets. 1 2015-2018. 2 2018. 3 Based on non-CCAR Banks.

Straightforward Business Model Markets People Mission, Values and Vision Our Vision … To be one of the top performing banks in the nation. Our Core Values … Do Right: Do right by others. Your customers, your colleagues and yourself. Own It: Own your actions. Be as accountable for what works as what doesn't. Doers are those who try new approaches. And every step forward eventually becomes the path for others to follow. Embrace We: Nothing is more powerful than what comes from bringing together a diverse group of passionate professionals committed to their colleagues, customers and community. Fresh Thinking Welcome Here: Achieving our vision depends on each of us challenging convention to find new and better ways to do the things that will separate us from our competition and best serve our clients. We must be willing to lead in order to create meaningful solutions for our clients. The Cadence Difference To deliver a better banking experience for every client. Our Mission … We will design for them. Respond to them. And learn from them. We will ignite our talented team to relentlessly pursue the most innovative products and best services and practices in all we do. We will utilize technology to deliver timely and superior solutions for our customers. We will be a bank our customers will be proud of. We will be the bank to get it right. It Matters Who You Choose to be Your Banker

Commentary $ in billions Markets with large, growing populations Texas is the 2nd largest economy among U.S. states and 10th largest global economy Texas has an attractive infrastructure supported by job growth, active business climate, strong trade and foreign investment State Bank enhances growth-centric profile with key metro-market additions in Atlanta, Augusta, and Greater Savannah Georgia has 1,000+ companies in the $50 to $500 million revenue Middle Market space Birmingham, Tampa and Huntsville are established and stable Southeast markets Southeast markets provide steady growth and high quality funding to complement our Texas franchise Source: U.S. Census data from Nielsen, Bureau of Labor Statistics and S&P Global Deposit market share data from FDIC Summary of Deposits as of June 30, 2019. Attractive Markets – Diverse and Complementary Review of Largest MSAs (June 2019)

Houston's Attractive Growth Outlook

Diversified Economy

- 4th most populous city in the U.S. with 2.3mm residents and 5th largest MSA by population in the U.S. with 6.9mm residents
- Fastest growing metropolitan area, by population, among the top 25 largest metropolitan areas in the U.S.
- 2018 single family home sales beat 2017's record volume by nearly 4%
- If Houston was a country, it would be the 26th largest country in the world (~$500bn of GDP)
- Houston has more jobs than 35 states in the U.S.
- 4th most Fortune 500 headquarters with 21; 44 Fortune 1,000 headquarters
- Largest port system in the U.S., large and growing medical center, technology hub, energy epicenter and petrochemical production

Houston Population Growth (000s)

US '13-'18: 0.8 %

TX '13-'18: 1.9 %



CAGR = 2.6 %
6,224
6,353
6,468
6,677
6,866
7,093
2013
2014
2015
2016
2017
2018

Growing Non-Energy Jobs (000s)

Non-Energy CAGR Since 2013: 2.3 %

Mining & logging +50% of Manufact. CAGR since 2013: (3.0)%



CAGR = 2.0 %
2,993
3,017
3,036
3,082
3,182
245
214
197
201
201
2,748
2,804
2,839
2,881
2,981
2014
2015
2016
2017
2018
Mining & Logging + 50% Manufacturing
Non-Energy Jobs

Houston Total Job Growth

U.S. '13-'18: 1.6%

Houston '13-'18: 2.1%



Millions of Jobs
3.0
2.0
1.0
2mm jobs added over last 40 years
(~50K per Year)
1978
1983
1988
1993
1998
2003
2008
2013
2018

The Houston Market Provides Size, Scale and Diversity

12

Source: U.S. Department of Labor, S&P Global, U.S. Census data from Claritas, BEA, Greater Houston Partnership, U.S. Department of Commerce and Forbes.
Note: Historical U.S. and Texas growth rates shown as CAGRs.

Cadence Bank, N.A. Member FDIC

Atlanta’s Attractive Growth Outlook Source: Metro Atlanta Chamber, S&P Global, Fortune, KPMG, Site Selection and Area Development. Note: 5-Year CAGRs based on most recently available information. 9th largest MSA by population in the U.S. with 6.0mm residents and more than 220K businesses Atlanta is one of the fastest growing MSAs in the U.S. and has the 10th largest economy in the U.S. as measured by Gross Metro Product (GMP) There are more Fortune 500 companies headquartered in Atlanta than Dallas and Nashville combined Atlanta is the 6th largest U.S. industrial real estate market Atlanta has the lowest relative cost of doing business among the nation’s 10 largest metro areas Atlanta Market Provides Avenue for Significant Growth and Business Development Diversified Economy Atlanta Population Growth (000s) Healthy Labor Market (000s) Selected 5-Year CAGRs Fortune 500 US ’13-’18 CAGR: 0.8%

Proven Business Model & Long-Term Client Relationships

Product Offering

Banking

- **Commercial Banking**
  - Corporate and middle market commercial and industrial
  - Specialized industries (restaurant, healthcare, technology)
  - Energy
  - Community and small business banking
  - Commercial real estate
  - Asset-based & correspondent lending
- **Retail Banking**
  - Business banking (serves ~59k businesses)
  - Retail and other consumers (serves +235k individuals)
- **Private Banking**
- **SBA Lending**
- **Treasury/Cash Management**
  - Commercial services for deposit management
  - Altera Payroll Services

Financial Services

- **Investment Management**
  - Focus on the affluent and high net worth segments
  - Linscomb & Williams – 45+ year history
- **Trust Services**
  - Personal and institutional trust services
  - Specialty in court-created trusts
  - Portfolio managers average 25 years of experience

Segment Revenue Contribution[1]



Financial Services
$39.4mm
5%
Retail Banking
$57.6mm
7%
Private Banking
$25.0mm
3%
Commercial Banking
$675.4mm
85%

2019 Total Revenue[1]: $ 797.4mm

Focused on delivering high-touch, personalized service across our franchise;
Over 190 relationship managers with an average of 22 years of experience[1]

(1) *Reflects combined Cadence Bancorporation information as of December 31, 2019. Excludes corporate expenses.*

Cadence Bank, N.A. Member FDIC

14

Highlights Loan Portfolio Metrics $ in millions, unless otherwise indicated Diversified Loan Portfolio(3) (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 12/31/19 vs. 12/31/18. QoQ represents 12/31/19 vs. 9/30/19. (2) Period-End Data. Figures may not total due to rounding. (3) Amounts represent total gross loans. Loan Breakdown and Historical Comparison Over the last year management has made a focused effort to reduce the portfolio risk and moderate loan growth. As a result of these efforts and due to ordinary payoffs and paydowns, total loans decreased $653 million or 5% from prior quarter. Higher payoff activity came from General C&I, Energy, Restaurant and CRE. $48mm in land and development loans were moved to held for sale in 4Q19.

2019 Credit Commentary 2019 net charge-offs (NCOs) were elevated but manageable at $85.8 million or 63 bps of average loans, due primarily to: $44 million or 51% of total NCOs related to six General C&I credits, including one outlier $20 million chargeoff, high-severity loss (non-SNC) credit. $21 million related to five Restaurant credits or 24% of total NCOs for the year. $13 million related to three, 2014 and prior year originated Energy credits or 15% of the total NCOs. Net charge-offs since our 2017 initial public offering in other areas of our portfolio include (loan balances as of 12/31/19): Zero NCOs over last three years in Energy Services ($183 million of loans) as well as Healthcare ($472 million in loans). $16 thousand in aggregate NCOs over the last three years in our legacy Cadence $1.5 billion originated Commercial Real Estate portfolio. Less than 5 bps NCOs over the last three years in our $2.8 billion Commercial Real Estate portfolio. Less than $500 thousand in NCOs over the last three years in our $2.1 billion Residential Real Estate portfolio. Originated loan portfolio NCOs over a 3 year average is 31 bps, at the high-end of our targeted range. Criticized and classified loans have increased over the last year but still within historical range, and credit remains at a manageable level. Our long term expectation is that our portfolio will generate net charge offs of 25-30 bps and that would generate attractive returns for shareholders. Management is very focused on reducing risk across the board and especially in Restaurant and Leveraged Loans.

Credit Quality $ in millions, unless otherwise indicated Nonperforming Assets(1) Highlights Allowance for Credit Losses Rollforward (1) NPA% represents total nonperforming assets (NPAs) to total loans and OREO and other NPAs. Of the 4Q19 net-charge offs totaling $35.3 million, $15 million were in five restaurant credits, $7.6 million in three C&I credits, $7.5 million in three energy credits and $4.3 million in three acquired credits. Provision for the fourth quarter of 2019 was $27.1 million or 0.80% of average loans as compared to $8.4 million or 0.34% of average loans for the fourth quarter of 2018 and $43.8 million or 1.27% of average loans for the third quarter of 2019. The current quarter’s provision was driven primarily by higher charge-offs and specific reserves. The allowance for credit losses (“ACL”) was $119.6 million or 0.92% of total loans at 4Q19, compared to $127.8 million or 0.94% in 3Q19. ACL to total nonperforming loans was 95.3%. Criticized loans increased to $605 million for 4Q19 compared to $572 million for 3Q19 with additions driven by migration in General C&I credits.

Comprehensive and Consistent Approach to Credit Risk Management Risk Management Framework Governance & Compensation Committee Risk Management Committee Audit Committee Robust Lines of Defense Committee Structure Providing Effective Challenge from Management and Board Tone at the Top A risk culture of responsibility and accountability Bad news must travel fast Twice weekly Senior Loan Committee meetings where Executive Management sets clear tone from the top regarding credit quality Effective challenge Open and frequent communication between multiple lines of defense Credit Risk Appetite Credit trends monitored monthly on an enterprise basis Key risk indicators reported monthly with required remediation plans if thresholds are exceeded Risk appetite and direction of risk analysis by portfolio Quarterly wholistic comparison of credit risk profile to credit risk appetite Understanding Risk Dual risk ratings with Probability of Default (PD) & Loss Given Default (LGD) Enhanced data & analytics by portfolio Periodic comparison to peers through the credit life cycle Standards for measuring interest rate risk on a individual loan basis Compliance customer conduct and anti- money laundering risk management in high risk relationships Oversight Credit metrics presented to full Board at every meeting Detailed credit risk portfolio reporting reviewed monthly by Chairman, CEO, President, CRO and other executives Extensive concentration limits by asset class and credit structure (including leveraged loans and enterprise value) Dynamic concentration limits with weighted average risk ratings by asset class Continuous Credit Challenge/ Monitoring Consistently managed and monitored Financial Statement, borrowing base certificates and loan compliance certification Pre-loan field audits and post-loan field audits Semiannual reviews > $10mm / Annual > $2.5mm / Criticized assets quarterly >$1mm Rigorous loan review, with significant coverage of the portfolio, reporting directly to the Board

Highlights Core Deposit Growth $ in millions, unless otherwise indicated Deposit Growth Deposit Breakdown and Comparison (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 12/31/19 vs. 12/31/18. QoQ represents 12/31/19 vs. 9/30/19. (2) Core deposits are defined as total deposits excluding brokered deposits. (3) Period-End Data. Figures may not total due to rounding. Core Deposit Geography (12/31/19) Core deposits(2) increased $270 million, or 2% QoQ, while brokered deposits declined $317 million or -62% QoQ. Brokered deposits were down to 1% of total deposits at the end of 4Q19 from 3% in 3Q19 and 10% in 4Q18. Noninterest-bearing deposits increased $231 million or 6% since 3Q19 and $1.4 billion or 56% from 4Q18. Noninterest-bearing deposits now make up 26% of total deposits, up from 24% in 3Q19 and 23% in 4Q18.

Net Interest Margin Highlights (1) Acquired non-credit impaired (“ANCI”) loans. NIM, Yields & Costs Net Interest Margin (TE) Rollforward(1) Net interest margin (tax equivalent) was 3.89% in 4Q19 vs. 3.94% for 3Q19. We effectively mitigated the impact of declining rates on our loan portfolio and lower loan balances during the quarter by aggressively managing funding costs and realizing the positive impact of our hedge positions. Originated loan beta in 4Q19 was 15%; excluding the benefit of our hedging activities, this beta would have been 65% due to the 67% floating nature of our loan portfolio, illustrating the positive impact of the $4 billion notional interest rate collar. Total yield on loans declined 9 bp during 4Q19 due to the declining interest rates, positively impacted by our interest rate collar and loan fees. 4Q19 total cost of deposits was 1.14%, improving 18 bp from 3Q19. Deposit costs were positively impacted by lower brokered deposits, higher NIB balances and lower rates on interest bearing deposits. Total deposit beta in 4Q19 was 39%. In a -100bp interest rate parallel shock scenario, net interest income is modeled to +1.65%, using a 47% total deposit beta assumption.

Highlights Breakdown of Noninterest Income Total Noninterest Income Composition(1) Total Noninterest Income Growth $ in millions, unless otherwise indicated Total noninterest income of $33.9 million, an increase of $12.9 million or 61% from the same period of 2018, and a decrease of $0.7 million or 2% over the linked quarter The linked quarter results included a decline in credit related fees resulting from decreased loan activity, timing on service charges and lower securities gains, offset by increases in investment advisory revenue, trust services revenue, and payroll processing revenue. Assets Under Management(2) (1) Figures may not total due to rounding. (2) Total Assets Under Management adjusted to exclude escrow, safekeeping & QSF. Total Noninterest Income / Operating Revenue 16.9% 15.3% 16.5% 17.8% 17.4%

Expense Management & Operating Leverage Noninterest Expense ($mm) Highlights Adj. noninterest expense was $98.4 million in 4Q19, up $5.1 million or 5.5% from $93.3 million for the third quarter of 2019. The quarterly increase was driven by general operating costs combined with the impact of credits reflected in 3Q19. Adj. efficiency ratio(1) for 2019 was 48.6% compared to 49.6% for 2018, reflecting synergies from the State Bank merger combined with continuation of Cadence’s efficient operating platform. Adj. net income(1) of $223.1 million in 2019, excludes $29.7 million of non-routine expenses, primarily merger-related. Efficiency Ratio(1) (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. GAAP Reporting Basis Adjusted ("Non-GAAP")(1) Net Income ($mm)

Supplementary Information

Specialized Industries: Restaurant Banking

$ in millions, unless otherwise indicated

CBRG Portfolio Overview[1]

- Approximately $952 million of CBRG loans with an average relationship size of ~$12.5 million
- Approximately 70% franchisee clients and ~30% franchisors-operating companies
- Strong relationships and active portfolio management:
  - 77% limited service and 23% full service restaurants
  - Diversified exposure across 39 concepts and multiple geographies

Total Restaurant Industry Loans[1]



$1,096
$1,138
$1,086
$1,050
$993
4Q18
1Q19
2Q19
3Q19
4Q19

CBRG Concept Exposure Mix



14%
14%
10%
9%
7%
4%
4%
3%
3%
3%
2%
1%
1% or less

CBRG Sector Concentration



69%
12%
8%
8%
3%
Quick Service (QSR)
Casual
Fast Casual
Family
Other

24

(1) Total Restaurant Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of the Cadence Bank Restaurant Group (CBRG). Other figures are for CBRG only.

Cadence Bank, N.A. Member FDIC

CBHBG Portfolio Overview1 Specialized Industries: Healthcare Banking $ in millions, unless otherwise indicated Total Healthcare Industry Loans1 Approximately $517 million in Healthcare Banking Group (CBHBG) funded loans and 41 clients Granular portfolio with average relationship size of approximately $12.6 million Approximately 85% of clients are based in or have significant operations in Texas and the Southeastern United States Highly selective client acquisition strategy focused on: Strong and experienced management teams Appropriate healthcare sector selection Client partners (management and private equity) looking to use moderate leverage Significant equity and junior capital in client capital stack (Typical capital structure has equity as a minimum of 40-50% of total capital) Well-diversified by sector: The REIT sector includes clients with portfolio diversification at the client level Additional diversification within the sectors. For example, Post-acute includes Home Health, Hospice and Nursing. (1) Total Healthcare Industry Loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes, excluding non-owner occupied CRE, and include certain loans originated outside of the Cadence Bank Healthcare Group (CBHBG). Other figures are for CBHBG only, which include certain healthcare related loans categorized as non-owner occupied CRE in our financial statements, and are therefore not included in the above Healthcare Industry NAICS figures. CBHBG Sector Concentration1

CBTBG Portfolio Overview Specialized Industries: Technology Banking $ in millions, unless otherwise indicated CBTBG Total Loans Over $1 billion in commitments since inception in Technology Banking Group (CBTBG) Average relationship size of ~$13.5 million Provide Debt Financing to technology companies (EBITDA typically > $10 million) whose products are: Already adopted by the markets – No venture/start-up Defensible and sustainable Scalable for revenue growth Well-diversified sector investment in 17 sub-verticals (1) Data reflects Cadence Bank Technology Banking Group (CBTBG) information only. Technology industry loans for Cadence Bancorporation, as reported in our publicly filed financial statements, are based on NAICS codes and include certain loans originated outside of CBTBG. CBTBG Sector Concentration CBTBG Vertical Concentration

Portfolio Overview Energy Portfolio $ in millions, unless otherwise indicated Total Energy Industry Loans (Quarterly) Our team of relationship managers with between 15 to 30+ years of experience, have significant industry and customer expertise Conservative sector level (Midstream, E&P, Services) underwriting guidelines, active portfolio monitoring, and ongoing stress testing Stable credit portfolio due to active resolutions and improvement in overall energy sector environment 62% of energy loans consist of Midstream, with a solid credit history since inception Portfolio Mix (12/31/19) Portfolio Trends (Last 5 years) Energy Loans / Total Loans 15.4% 12.6% 11.3% 12.8% 10.9 % Energy NPLs / Energy Loans 4.5% 12.1% 4.6% 1.6% 0.7 % Note: As of 12/31/19, the E&P portfolio on a fundings weighted basis is ~72% oil .

Full Year 2019 Highlights $ in millions, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 12/31/19 vs. 12/31/18. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. On an adjusted basis(2), net income and earnings per share were $223.1 million and $1.72, resulting in an Adj. ROAA of 1.26% and 13.60% Adj. ROATCE. Adj. pre-tax, pre-provision net earnings of $400.3 million, +66% from $241.8 million in 2018, driven by the State Bank merger, higher revenue and ongoing expense focus with Adj. efficiency ratio of 48.6% improved from 49.6% in 2018. Elevated credit costs resulted in $85.8 million of net charge-offs or 63 bp of average loans and provision expense of $111.0 million. NIM (FTE) of 4.00%, up 39 bp from 2018. Total loan yields increased 65 bp to 5.81%, and total cost of funds up 14 bp to 1.39%. Increased liquidity position with loans to deposits at 88% at year-end 2019 compared to 94% in the prior period. Strong capital ratios of 10.87% TCE/TA in 2019, up 182 bp from 9.05% in 2018. Tangible book value per share of $14.65, up 8% from a year ago.

Fourth Quarter 2019 Highlights, continued $ in millions, except per share and unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. YoY represents 12/31/19 vs. 12/31/18. QoQ represents 12/31/19 vs. 9/30/19. (2) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. (3) Annualized for the three month periods.

Net Interest Income Dynamics – Annual Comparison $ in millions, unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. Note: Figures may not total due to rounding.

Net Interest Income Dynamics – Quarterly Comparison $ in millions, unless otherwise indicated (1) Favorable (Unfavorable) comparison versus prior period. Note: Figures may not total due to rounding.

Summary Income Statement $ in millions (1) Considered a non-GAAP financial measure. See “Non-GAAP Measures and Ratio Reconciliation” in the appendix. Note: Figures may not total due to rounding.

Components of Net Income $ in millions Note: Figures may not total due to rounding.

Summary Balance Sheet – Period End $ in millions Note: Figures may not total due to rounding.

Capital Ratios

Allowance for Credit Losses (ACL) Rollforward $ in thousands Note: Figures may not total due to rounding.

Criticized Loans by Segment $ in thousands

Nonperforming Assets $ in thousands Note: Figures may not total due to rounding.

Nonperforming and 90+ Days Past Due Loans $ in millions, unless otherwise indicated

Classified and Criticized Loans $ in millions, unless otherwise indicated (1) Classified Loan % represents total classified loans to total loans held for investment (HFI) (2) Criticized Loan % represents total criticized loans to total loans held for investment (HFI)

Energy Loans Detail $ in millions Note: Figures may not total due to rounding. .

Non-GAAP Measures and Ratio Reconciliation $ in millions Note: Figures may not total due to rounding.

Non-GAAP Measures and Ratio Reconciliation, continued Note: Figures may not total due to rounding. (1) Annualized for the three month periods. $ in millions, except per share and unless otherwise indicated

Non-GAAP Measures and Ratio Reconciliation, continued $ in millions, except per share and unless otherwise indicated (1) Annualized for the three month periods. Note: Figures may not total due to rounding.